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                                                                     Exhibit 1.1

                                                                  EXECUTION COPY

                             WORLD COLOR PRESS, INC.

                                  $300,000,000

                    83/8 % Senior Subordinated Notes due 2008

                               PURCHASE AGREEMENT

                                November 12, 1998


                           BT ALEX. BROWN INCORPORATED

                             CIBC OPPENHEIMER CORP.
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                                  $300,000,000

                    83/8 % Senior Subordinated Notes due 2008

                           of WORLD COLOR PRESS, INC.

                               PURCHASE AGREEMENT

                                                       November 12, 1998

BT Alex. Brown Incorporated
CIBC Oppenheimer Corp.

c/o BT Alex. Brown Incorporated
    130 Liberty Street
    1 BT Plaza
    37th Floor
    New York, New York 10006

Ladies and Gentlemen:

            World Color Press, Inc. (the "COMPANY"), a Delaware corporation, proposes to issue and sell to BT Alex. Brown Incorporated and CIBC Oppenheimer Corp. (each an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS") an aggregate of $300,000,000 in principal amount of its 83/8 % Senior Subordinated Notes due 2008 (the "SERIES A NOTES"), subject to the terms and conditions set forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture (the "INDENTURE"), to be dated as of the Closing Date (as defined below), among the Company and a trustee to be determined (the "TRUSTEE"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "NOTES." The Notes will have the terms and conditions set forth in Exhibit A hereto.

            1. OFFERING MEMORANDUM. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Company
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will prepare an offering memorandum relating to the Series A Notes. Such offering memorandum (including material incorporated therein by reference) is hereinafter referred to as the "OFFERING MEMORANDUM."

            Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities (other than the Series B Notes) issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

            "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGIS TERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOW ING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT)(A "QIB"), (B) IT IS ACQUIRING THIS
      NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT), (C) IT IS AN INSTITU TIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), OR (D) IT HAS OTHERWISE ACQUIRED THIS NOTE OR A BENEFICIAL INTEREST HEREIN IN ACCORDANCE WITH THE TERMS OF THE INDENTURE RELATING TO THIS NOTE AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS,
      (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURI-


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      TIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER,
      FURNISHES THE TRUSTEE A SIGNED LETTER CONTAIN ING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANS FERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSAC TION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

            2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representa tions, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, the principal amount of Series A Notes set forth opposite the name of such Initial Purchaser on Schedule A hereto at a purchase price equal to 97.575% of the principal amount thereof (the "PURCHASE PRICE").

            3. TERMS OF OFFERING. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "EXEMPT RESALES") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memoran dum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBS") or (ii) persons permitted to purchase the Series A Notes in offshore


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transactions in reliance upon Regulation S under the Act (each, a "REGULATION S
PURCHASER") (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). The Initial Purchasers will offer the Series A Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

            Holders (including subsequent transferees) of the Series A Notes will have registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date (as defined below), in substantially the form of Exhibit B hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION"), under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 83/8 % Series B Senior Subordinated Notes due 2008 (the "SERIES B NOTES"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "EXCHANGE OFFER") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Series A Notes and use its best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."

            4. DELIVERY AND PAYMENT.

                  (a) Delivery of, and payment of the Purchase Price for, the Series A Notes shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP at 919 Third Avenue, New York, New York, 10022-3897, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m., New York City time, on November 20, 1998, or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and payment are herein called the "CLOSING DATE."

                  (b) One or more of the Series A Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the


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aggregate principal amount of the Series A Notes (collectively, the "GLOBAL
NOTES") shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

            5. AGREEMENTS OF THE COMPANY. The Company hereby agrees with each Initial Purchaser as follows:

                  (a) To advise the Initial Purchasers promptly and, if requested by an Initial Purchaser, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by an Initial Purchaser pursuant to
Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(d) hereof that makes any statement of a material fact made in the Offering Memorandum untrue or that requires any additions to or changes in the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company shall use its reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws, the Company shall use its reasonable efforts to obtain the withdrawal or lifting of such order at the earliest practicable time.

                  (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. Subject to the Initial Purchasers' compliance with their representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.


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                  (c) During the period referred to in Section 5(d) hereof, (i)
not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised; PROVIDED, HOWEVER, that notwithstanding the Initial Purchasers' objection such amendment or supplement may be effected if counsel to the Company reasonably determines that the Company would be adversely affected if such amendment or supplement is not effected; and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with Exempt Resales.

                  (d) If, after the date hereof during such period as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers, which period shall end no later than the earlier of (i) the date on which the Initial Purchasers' distribution of the Notes is complete or (ii) the date on which a shelf registration statement for the benefit of the Initial Purchasers becomes effective pursuant to the Registration Rights Agreement, any event shall occur or condition exist as a result of which it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

                  (e) Prior to the sale of the Series A Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Series A Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith to register or qualify as a


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foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation in any jurisdiction in which it is not now so subject.

                  (f) So long as the Notes are outstanding, to promptly furnish to the Initial Purchasers a copy of its annual report to stockholders for such year; and to promptly furnish to the Initial Purchasers a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or mailed to stockholders.

                  (g) During the period of two years after the Closing Date, without the prior written consent of BT Alex. Brown Incorporated, not to, and not to permit any of its affiliates (as defined in Rule 144 under the Act) to, resell any of the Notes that have been reacquired by any of them, except for sales of Notes purchased by the Company or any of its affiliates and resold in transactions registered under the Securities Act.

                  (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to performance of the obligations of the Company under this Agreement including: (i) the fees, disbursements and expenses of counsel to the Company and accountants of the Company in connection with the sale and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees or expenses in connection with the preparation, printing, filing and distribution of the Offering Memorandum and all amendments and supplements thereto (including financial statements) prior to or during the period specified in Section 5(d) hereof, including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by them as specified herein, (ii) all costs and expenses related to the transfer and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Notes, (iv) all expenses in connection with the registration or qualification of the Series A Notes for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the reasonable filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Series A Notes, (vi) all expenses and listing fees in


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connection with the application for quotation of the Series A Notes in the
National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System PORTAL ("PORTAL"), (vii) the fees and expenses of the Trustee and Trustee's counsel in connection with the Indenture and the Notes, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including
DTC), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 5.

                  (i) To use its reasonable best efforts to assist the Initial Purchasers in effecting the inclusion of the Series A Notes in PORTAL and to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

                  (j) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

                  (k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company substantially similar to the Notes (other than (i) the Notes and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchasers.

                  (l) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Series A Notes under the Act.

                  (m) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

                  (n) To comply with all of its agreements set forth in the Registration Rights Agreement.


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                  (o) To use its best efforts to do and perform all things
required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes.

            6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As of the date hereof, the Company represents and warrants to each Initial Purchaser that:

                  (a) The Offering Memorandum will not, and any supplement or amendment thereto will not, at the date of the Offering Memorandum and at the date of such supplements or amendments, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers or on their behalf with their consent expressly for use therein. No stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                  (b) Except as disclosed in the Offering Memorandum, the Company's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports which have been filed by the Company with the Commission or sent to the stockholders pursuant to the Exchange Act did not include, as of their respective dates, any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                  (c) The Company and each of the Company's "significant subsidiaries" as such term is defined in Rule 1-02 of Regulation S-X under the Act (each a "Subsidiary" and collectively, the "Subsidiaries") has been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties,

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and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  (d) All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued, and, as of the Closing Date, all of the shares of capital stock of, or other ownership interests in, each Subsidiary will be owned, directly or through Subsidiaries, by the Company free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a "Lien") other than (i) as created by the Second Amended and Restated Credit Agreement dated as of June 6, 1997 among the Company, the Lenders party thereto and Bankers Trust Company, as agent, as amended, and (ii) such other Liens as are not, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole. All such shares of capital stock are fully paid and nonassessable and, on the Closing Date, will be fully paid and nonassessable. On the Closing Date, there will be no outstanding subscriptions, rights, warrants, options, calls, convertible securities or commitments of sale related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary.

                  (e) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and were not issued in violation of any preemptive or similar rights.

                  (f) This Agreement has been duly authorized, executed and delivered by the Company.

                  (g) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. When the Indenture has been duly executed and delivered by the Company, the Indenture will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due execution and delivery of the Indenture by the Trustee), subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity.

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                  (h) The Series A Notes have been duly authorized and, on the
Closing Date, will have been validly executed and delivered by the Company. When the Series A Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity. On the Closing Date, the Series A Notes will conform in all material respects as to legal matters to the description thereof contained in the Offering Memorandum.

                  (i) On the Closing Date, the Series B Notes will have been duly authorized by the Company. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity.

                  (j) The Registration Rights Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity. On the Closing Date, the Registration Rights Agreement will conform in all material respects as to legal matters to the description thereof contained in the Offering Memorandum.

                  (k) Neither the Company nor any of its Subsidiaries is (a) in violation of its respective charter or by-laws or (b) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties is bound except, with respect to defaults referred to in clause (b), such as would not, singly or in the aggregate, have a Material Adverse Effect, nor has any event occurred which with notice or lapse of time or both would constitute such a violation or default.

                  (l) The execution, delivery and performance of this Agreement, the Indenture, the Series A Notes, the Series B Notes and the Registration Rights Agreement by the Company and compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), except for consents, approvals, authorizations or orders which would not, singly or in the aggregate, have a Material Adverse Effect and would not materially and adversely affect the consumma tion of this Agreement, the Registration Rights Agreement, the Indenture or the transactions contemplated hereby and thereby, and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property is bound, or violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its Subsidiaries or their respective property, except for such conflicts, violations or breaches which would not, singly or in the aggregate, have a Material Adverse Effect and would not materially and adversely affect the consummation of this Agreement, the Registration Rights Agreement, the Indenture or the transactions contemplated hereby and thereby, and except for (i) such conflicts, violations or breaches as to which the Company has obtained the necessary consents or waivers and (ii) receipt of a consent from the Lenders under the Company's credit facilities to permit the redemption of the Company's outstanding 91/8 % Senior Subordinated Notes due 2003 (the "BANK CONSENT").

                  (m) Other than as described in the Offering Memorandum, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against the Company or any of its Subsidiaries or any of their respective properties which could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect or which might materially and adversely affect the consummation of this Agreement, the Registration Rights Agreement, the Indenture or the transactions contemplated hereby and thereby, and, to the Company's knowledge, no such proceedings are threatened.

                  (n) No action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or

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body which prevents the execution, delivery and performance of any of the
Operative Documents, the issuance of the Series A Notes, or suspends the sale of the Series A Notes in any jurisdiction referred to in Section 5(e) hereof; and no injunction, restraining order or other relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company which would prevent or suspend the issuance or sale of the Series A Notes in any jurisdiction referred to in Section 5(e) hereof.

                  (o) Except as disclosed in the Offering Memorandum or as would not, singly or in the aggregate, have a Material Adverse Effect: (i) the Company and each of the Subsidiaries is in compliance with all laws and regulations relating to protection of human health or environment or imposing liability or standards of conduct concerning any Materials of Environmental Concern (as defined below) ("ENVIRONMEN TAL LAWS") applicable to it, including, without limitation, possession of required permits and compliance with the terms and conditions thereof, and there are no circumstances known to the Company that will prevent such compliance in the future; (ii) neither the Company nor any of the Subsidiaries has received any written notice, and there is no pending or, to the Company's knowledge, threatened action, suit or proceeding before or by any court or governmental agency or body ("ENVIRONMENTAL CLAIM"), alleging potential liability (including, but not limited to, investigatory, cleanup or governmental response costs, natural resources or property damages, personal injuries, or penalties) of the Company or any of the Subsidiaries or any person or entity for whom the Company or any of the Subsidiaries has contractually retained or assumed responsibil ity, arising out of, based on, or resulting from the presence, or release, discharge, emission or disposal into the environment, of any Materials of Environmental Concern at or from any location, owned or operated by the Company or any of the Subsidiaries, as the case may be, or any violation or alleged violation of any Environmental Law; and (iii) there are no past or present actions, activities, conditions, events or incidents that could be reasonably expected to form the basis of any such Environmental Claim; the term "MATERIALS OF ENVIRONMENTAL CONCERN" means (a) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated or defined under any other Environmental Law.

                  (p) Except as otherwise set forth in the Offering Memoran dum or such as are not material to the business, financial condition or results of operation of the Company and its subsidiaries taken as a whole, the Company and each of its Subsidiaries has good title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all properties and assets described in the Offering Memorandum as being owned by it except for liens, claims, encumbrances and restrictions which would not, singly or in the aggregate, have a Material Adverse Effect. All leases to which the Company or any of its Subsidiaries is a party are valid and binding on the Company or such Subsidiary and, to the Company's knowledge, on the other party or parties and, to the knowledge of the Company, no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE CHANGE").

                  (q) Deloitte & Touche LLP are independent public accountants with respect to the Company as required by the Act and the Exchange Act. The financial statements, together with the related schedules and notes included or incorporated by reference in the Offering Memorandum (and any amendment or supplement thereto), comply as to form in all material respects with the requirements applicable to registration statements on Form S-3 under the Act and present fairly in all material respects the consolidated financial position, results of operations and changes in cash flows of the Company and its consolidated subsidiaries on the basis stated or incorporated by reference in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and the related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Offering Memorandum (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

                  (r) The Company and each of the Subsidiaries possess all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "AUTHORIZATION") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its respective business in the manner described in the Offering Memorandum, except to the extent that the failure to obtain or file would not, singly or in the aggregate, have a Material Adverse Effect; all such Authorizations are valid and in full force and effect and the Company and each of the Subsidiaries are in compliance with the terms and conditions of all such

Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, except where the failure to be in full force and effect or to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

                  (s) The Company is not (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (t) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include securities held by such person in the Exchange Offer Registration Statement or any Shelf Registration Statement required by the Registration Rights Agreement.

                  (u) Neither the Company nor any agent thereof acting on the behalf of it has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Notes to violate Regulation T (12 C.R.F. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                  (v) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any adverse or negative change in the rating of any securities of the Company.

                  (w) Since the respective dates as of which the information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) neither the Company, nor any of the Subsidiaries, has incurred any liabilities or obligations, direct or contingent, which are material to the Company and the Subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business and (ii) there has not been, singly or in the aggregate, any Material

Adverse Change or any development which may reasonably be expected to involve a Material Adverse Change.

                  (x) The Company is subject to Section 13 or 15(d) of the Exchange Act.

                  (y) When the Series A Notes are issued and delivered pursuant to this Agreement, the Series A Notes will not be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

                  (z) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company or any of its representatives (other than the Initial Purchasers, as to whom the Company makes no representation) in connection with the offer and sale of the Series A Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                  (aa) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

                  (bb) None of the Company nor any of its affiliates or any person acting on behalf of any of them (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("REGULATION S") with respect to the Series A Notes.

                  (cc) The Series A Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions within the meaning of Regulation S.

                  (dd) The sale of the Series A Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                  (ee) No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales on the terms set forth in the Offering Memorandum assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

                  (ff) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty of the Company to the Initial Purchasers as to the matters covered thereby.

            The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

            7. INITIAL PURCHASERS' REPRESENTATIONS AND WARRANTIES. Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Company, and agrees that:

                  (a) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

                  (b) Such Initial Purchaser (A) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (y) in offshore transactions in reliance upon Regulation S under the Act.

                  (c) No form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Series A Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (d) In connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (1)(A) QIBs who, in purchasing the Series A Notes will be deemed to have represented and agreed that (x) they are purchasing the Series A Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and (y) they acknowledge that the seller of such Series A Notes may be relying on the exemption from the provisions of Section 5 of the Act provided by Rule 144A thereunder and that such Series A Notes will not have been registered under the Act and (B) Regulation S Purchasers who, in purchasing the Series A Notes, will be deemed to have represented and agreed that their purchase of Series A Notes pursuant to Regulation S is not part of a plan or a scheme to evade the registration provisions of the Act and (2) Eligible Purchasers that agree that (x) Series A Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) under the Act (taking into account the provisions of Rule 144(d) under the Act, if applicable), as in effect on the date of the transfer of such Series A Notes, only (I) to the Company, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 903 or 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) to an institutional "accredited investor," as defined in Rule 501(a)(1), (2), (3) or (7) under the Act that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Series A Note (the form of which will be attached as ANNEX A to the Offering Memorandum) and, if such transfer is in respect of an aggregate principal amount of Series A Notes less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act, (VI) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VII) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other acceptable jurisdiction and (y) they will deliver to each person to whom such Series A Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

                  (e) Neither such Initial Purchaser nor any of its affiliates or any person acting on its behalf has engaged in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes.

                  (f) The Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                  (g) The sale of the Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                  (h) Such Initial Purchaser agrees that is has offered the Series A Notes and will offer and sell the Series A Notes (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Securities Act. Accordingly, neither such Initial Purchaser, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 901(b) of Regulation S with respect to the Series A Notes, and such Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S.

                  (i) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Series A Notes from it during the restricted period a confirmation or notice to substantially the following effect:

      "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the 'Securities Act'), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or
      (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S (or Rule 144A or to Accredited Investors in transactions that are exempt from the registration requirements of the Securities Act) under the Securities Act. Terms used above have the meanings assigned to them in Regulation S."

Such Initial Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Series A Notes, except with its affiliates or with the prior written consent of the Company.

                  (j) Such Initial Purchaser (i) has not offered or sold and will not offer or sell any Series A Notes to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Series A Notes, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Series A Notes in, from or otherwise involving the United Kingdom and (iii) has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance or the Series A Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertise ments) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

                  (k) Such Initial Purchaser will not offer, sell or deliver any of the Series A Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and will take at its owns expense whatever action is required to permit its purchase and resale of the Series A Notes in such jurisdictions. Such Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

            The Initial Purchasers acknowledge that the Company and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to
Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

            8. INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities

Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use therein.

                  (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in the Offering Memorandum or any amendment or supplement thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by BT Alex. Brown Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable consider ations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Series A Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Series A Notes (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Series A Notes, in each case as set forth in the table on the cover of the Offering Memorandum. The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this
Section 8 are several in proportion to the respective principal amount of Series A Notes they have purchased hereunder, and not joint.

                  (e) The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Series A Notes purchased by an Initial Purchaser were sold to investors in Exempt Resales exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Series A Notes.

            9. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                        (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's debt securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                        (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Initial Purchasers, is material and adverse and that makes it, in the judgment of the Initial Purchasers, impractica ble to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

                  (b) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 9(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) No action shall have been taken (including the issuance of any stop order) and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, have a Material Adverse Effect;

                  (d) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory to you and your counsel), dated the Closing Date, of Latham & Watkins, counsel for the Company, to the effect that:

                        (i) the Company and its subsidiaries listed on a schedule to such opinion (collectively, the "Material Subsidiaries") have each been duly incorporated and are validly existing and in good standing under applicable corporate law of their respective states of incorporation. The Company and its Material Subsidiaries each have the corporate power and authority to own, lease and operate their respective properties and to conduct their respective businesses as described in the Offering Memorandum;

                        (ii) this Agreement has been duly authorized, executed and delivered by the Company;

                        (iii) the Series A Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms;

                        (iv) the statements in the Offering Memorandum under the captions "Exchange Offer; Registration Rights," "Description of Notes," and "Plan of Distribution" (but only the statements that summarize the provisions of this Agreement) insofar as such statements constitute a summary of legal mat ters, documents or proceedings referred to therein, are accurate in all material respects;

                        (v) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms;

                        (vi) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms;

                        (vii) the execution, delivery and performance by the Company of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby will not
      (A) to the best of such counsel's knowledge, require any consent, approval, authori zation or other order of, or filing with, any federal, California, New York, Illinois or District of Columbia court or governmental agency or body (except such as may be required under state securities or Blue Sky laws), (B) conflict with or constitute a breach of any of the terms or provisions of the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, or (C) vio-late or conflict with any federal, California, New York, Illinois or District of Columbia statute, rule or regulation applicable to the Company or its subsid iaries or the General Corporation Law of the State of the Delaware (other than federal or state securities laws, which are specifically addressed elsewhere herein), except for such conflicts and violations as to which the Company has obtained the necessary consents or waivers;

                        (viii) neither the Company nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                        (ix) the Indenture complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Series A Notes to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA;

                        (x) the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, complied with the requirements of Rule 144A(d)(4) of the Act;

                        (xi) when the Series A Notes are issued and delivered pursuant to this Agreement, the Series A Notes will not be of the same class (within the meaning of Rule 144A under the Act) as any securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system; and

                        (xii) no registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and agreements contained in Section 7 of this Agreement, and, in the case of Exempt Resales, compliance with the terms of the Notes.

            Such counsel shall also state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of the Initial

Purchasers and their counsel, at which the contents of the Offering Memorandum and related matters were discussed and, although they are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except as set forth in paragraph (iv) above) and have not made any independent check or verification thereof, during the course of such participation, no facts came to their attention that caused them to believe that the Offering Memorandum (as amended or supplemented, if applicable), as of its date or as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel shall express no belief with respect to the financial statements and other financial data included or incorporated by reference in or omitted from the Offering Memorandum.

            In rendering the opinion set forth in paragraphs (iii), (v) and (vi) above, such counsel may state that such opinion is subject to the following exceptions, limita tions and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfers or obligations, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

            Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                  (e) The Representatives shall have received on the Closing Date an opinion, dated the Closing Date, of Jennifer L. Adams, Executive Vice President, Chief Legal and Administrative Officer and Secretary of the Company, to the effect that:

                        (i) to the best of such counsel's knowledge, there is no action, suit or proceeding before or by any court or governmental agency or body pending against the Company or any Subsidiary or any of their respective properties which might result, singly or in the aggregate, in a Material Adverse Effect.

                        (ii) to such counsel's knowledge, the execution and delivery of the Purchase Agreement, the Registration Rights Agreement and Indenture by the Company does not violate any order of any court or govern mental agency or body having jurisdiction over the Company or any of its properties; and

                        (iii) to such counsel's knowledge, all of the outstanding capital stock of each of the Subsidiaries is owned of record, directly by the Com pany or by a subsidiary of the Company, either directly or indirectly, free and clear of any security interest, claim, lien or encumbrance, other than any security interests which may be described in the Offering Memorandum; to such counsel's knowledge, there are no outstanding rights, warrants or options to ac quire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any Subsidiary, except as may be described in the Offering Memorandum.

            Such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of the Initial Purchasers and their counsel, at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and has not made any independent check or verification thereof, during the course of such participation (relying as to materiality to the extent deemed appropriate upon the statements of officers and other representatives of the Company), no facts came to such counsel's attention that caused such counsel to believe that the Offering Memorandum (as amended or supplemented, if applicable), as of its date or as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel shall express no belief with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Offering Memorandum.

                  (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

                  (g) The Initial Purchasers shall have received on the Closing Date, a letter dated the Closing Date in form and substance satisfactory to the Initial Purchasers from Deloitte & Touche LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information included or incorporated by reference in the Offering Memoran dum.

                  (h) The Series A Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

                  (i) The Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received a counterpart, conformed as executed, thereof.

                  (j) The Company shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

                  (k) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

                  (l) On or prior to the Closing Date, the Company shall have received the Bank Consent, in form and substance reasonably satisfactory to the Initial Purchasers.

            9A. CONDITION OF THE COMPANY'S OBLIGATIONS. The obligations of the Company to issue and sell the Series A Notes under this Agreement are subject to the following condition: on or prior to the Closing Date, the Company shall have received the Bank Consent, in form and substance reasonably satisfactory to the Company.

            10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the delivery of this Agreement by the parties hereto.

            This Agreement shall be subject to termination by notice given by the Initial Purchasers to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Initial Purchasers, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in the judgment of the Initial Purchasers, impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

            If, on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase Series A Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Series A Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Series A Notes set forth opposite their respective names in Schedule A bears to the aggregate principal amount of Series A Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as the Initial Purchasers may specify, to purchase the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the principal amount of Series A Notes that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Series A Notes without the written consent of such Initial Purchaser. If, on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Series A Notes and the aggregate principal amount of Series A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Series A Notes to be purchased, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Series A Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in Offering Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

            11. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to World Color Press, Inc., The Mill, 340 Pemberwick Road, Greenwich, Conn, Attention:
Executive Vice President, Chief Legal and Administrative Officer and Secretary, with a copy to Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Steven Della Rocca, Esq.; (ii) if to any Initial Purchaser, c/o BT Alex. Brown Incorporated, Corporate Finance Department, 130 Liberty Street, 1 BT Plaza, 37th Floor, New York, New York 10006, Attention:
Kris Cicardo, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP at 919 Third Avenue, New York, NY 10022, Attention: Mark C. Smith or (iii) in any case to such other address as the person to be notified may have requested in writing.

            The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of an Initial Purchaser, the officers or directors of an Initial Purchaser, any person controlling an Initial Purchaser, the Company, the officers or directors of the Company, or any person controlling the Company, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

            If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

            Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company, and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchasers merely because of such purchase.

            THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

             This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

            Please confirm that the foregoing correctly sets forth the agreement among the Company and the Initial Purchasers.

                                      Very truly yours,

                                      WORLD COLOR PRESS, INC.


                                      By: /s/ Jennifer L. Adams
                                         --------------------------------
                                      Name: Jennifer L. Adams
                                      Title: Executive Vice President


                                      The foregoing Purchase Agreement
                                      is hereby confirmed and accepted
                                      as of the date first above written.

                                      BT ALEX. BROWN INCORPORATED
                                      CIBC OPPENHEIMER CORP.


                                      By: BT ALEX. BROWN INCORPORATED


                                      By: /s/ Michael R. Duckworth
                                         --------------------------------
                                      Name: Michael R. Duckworth
                                      Title: Managing Director

                                   SCHEDULE A

                                                        Principal
                 Initial Purchaser                   Amount of Notes
                 -----------------                   ---------------

BT Alex. Brown Incorporated.......................       $150,000,000
CIBC Oppenheimer Corp.............................        150,000,000
                                                    =================

      Total.......................................       $300,000,000